Exhibit 4.1

THE SCOTTS MIRACLE-GRO COMPANY, as Issuer

THE GUARANTORS PARTY HERETO, as Guarantors

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

6.000% SENIOR NOTES DUE 2023

INDENTURE DATED AS OF

October 13, 2015

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-ii-

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EXHIBITS

EXHIBIT A – FORM OF GLOBAL NOTE

EXHIBIT B – FORM OF CERTIFICATE OF TRANSFER

EXHIBIT C – FORM OF CERTIFICATE OF EXCHANGE

EXHIBIT D – FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

EXHIBIT E – FORM OF NOTATION OF GUARANTEE

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CROSS-REFERENCE TABLE*

TIA Section	Indenture Section

310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.09
(b)	7.08
(c)	N.A.
311(a)	7.13
(b)	7.13
(c)	N.A.
312(a)	2.05
(b)	2.05
(c)	2.05
313(a)	7.16
(b)(1)	7.16
(b)(2)	7.16
(c)	7.16; 11.02
(d)	7.16
314(a)	4.03
(a)(4)	11.05
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01
(b)	7.02; 11.01
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.08
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(a)(2)	N.A.
(b)	6.08
(c)	N.A.
317(a)(1)	6.03
(a)(2)	6.04
(b)	2.04
318(a)	11.01
(b)	N.A.
(c)	1.03

N.A. means not applicable.

* This Cross Reference-Table is not part of the Indenture.

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INDENTURE dated as of October 13, 2015 (this “Indenture”), is by and among The Scotts Miracle-Gro Company, an Ohio corporation (such corporation and any successor, the “Company”), the Guarantors (as defined below) and U.S. Bank National Association, a national banking association, as trustee (such corporation and any successor, the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company’s 6.000% Senior Notes due 2023 issued on the Closing Date (the “Initial Notes”), (ii) any Additional Notes (as defined herein) that may be issued on any other Issue Date and (iii) if and when issued pursuant to the Registration Rights Agreement (as defined herein), any Exchange Notes (as defined herein) issued in exchange for Initial Notes or Additional Notes (all such Notes in clauses (i), (ii) and (iii) being referred to collectively as the “Notes”).

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchase of Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Notes, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS.

“2018 Notes Issue Date” means January 14, 2010.

“2020 Notes” means those certain 6.625% senior notes due 2020 issued by the Company to certain holders thereof under the 2020 Notes Indenture on the 2020 Notes Issue Date.

“2020 Notes Indenture” means that certain indenture among the Company, the Guarantors and the Trustee, dated as of December 16, 2010, as amended, supplemented and modified by that certain First Supplemental Indenture among the Company, the Guarantors and the Trustee, dated as of September 28, 2011, that certain Second Supplemental Indenture among the Company, the Guarantors and the Trustee, dated as of September 30, 2013, that certain Third Supplemental Indenture among the Company, the Guarantors and the Trustee, dated as of February 25, 2014, and that certain Fourth Supplemental Indenture among the Company, the Guarantors and the Trustee, dated as of March 27, 2015, as may be further amended, supplemented and modified.

“2020 Notes Issue Date” means December 16, 2010.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Additional Notes” means Notes issued in accordance with Section 2.14.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Paying Agent, co-registrar or additional paying agent.

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the Redemption Price of such Note at October 15, 2018 (such Redemption Price being set forth in the table in Section 3.01) plus (2) all required interest payments due on such Note (excluding accrued and unpaid interest to such Redemption Date) through October 15, 2018, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange at the relevant time.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights, including by means of a Sale and Leaseback Transaction, but other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.13 and/or Article V and not by the provisions of Section 4.10; and

(2)	the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)	any single transaction or series of related transactions that: (a) involves assets having an aggregate fair market value of less than $75.0 million; or (b) results in aggregate net proceeds to the Company and its Subsidiaries of less than $75.0 million;

(2)	a transfer of assets (a) between or among the Company and its Restricted Subsidiaries, (b) by a Restricted Subsidiary to the Company or any of its Restricted Subsidiaries or (c) by the Company or any of its Restricted Subsidiaries to any Restricted Subsidiary of the Company that is not a Restricted Subsidiary if, in the case of this clause (c), the Company or the Restricted Subsidiary, as the case may be, either retains title to or ownership of the assets being transferred or receives consideration at the time of such transfer at least equal to the fair market value of the transferred assets;

(3)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(4)	the sale, transfer or discount of any receivables pursuant to a Receivables Financing that is otherwise permitted by this Indenture;

(5)	any Permitted Investment or any Restricted Investment that is permitted by Section 4.07;

(6)	a disposition of inventory in the ordinary course of business or a disposition of obsolete equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in the ordinary course of business;

(7)	the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company governed by, and made in accordance with, Section 5.01;

(8)	the grant of Liens permitted by Section 4.12;

(9)	the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(10)	any restructuring, regardless of whether accomplished by liquidation, contribution, distribution, merger or any other technique, whereby the ownership of Foreign Subsidiaries is changed, so long as each such Foreign Subsidiary that is a Restricted Subsidiary of the Company prior to such restructuring remains, directly or indirectly, a Restricted Subsidiary of the Company after such restructuring.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate borne by the Notes, compounded on a semiannual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Authenticating Agent” has the meaning specified in Section 7.14.

“Average Net Indebtedness” means the average of the Net Indebtedness of the Company at the end of each of the four fiscal quarters comprising the Reference Period for which the Leverage Ratio is being calculated.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means, as to any Person, the board of directors, manager, member or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person (or any duly authorized committee thereof) and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” means any broker-dealer that receives Exchange Notes for its own account in any Registered Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other ownership interest that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(a)	marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(b)	certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized (i) under the laws of the United States or any state thereof, (ii) under the laws of any member state of the European Union or political subdivision thereof or (iii) under the laws of any other sovereign nation or political subdivision thereof not targeted for sanctions by the Office of Foreign Assets Control of the U.S. Department of Treasury, in each case to the extent having combined capital and surplus of not less than $300,000,000;

(c)	commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;

(d)	repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;

(e)	securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;

(f)	securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition;

(g)	money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or

(h)	money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Change of Control” means the occurrence of any of the following:

(l)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4)

the consolidation or merger of the Company with or into any Person, or the consolidation or merger of any Person with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, excluding any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Commercialization and Technology Agreement” means the Commercialization and Technology Agreement between The Scotts Company LLC and Monsanto Company, dated as of May 15, 2015, as the same may be amended, modified, restated, extended, renewed or replaced from time to time.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Closing Date” means October 13, 2015.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board of Directors, Chief Executive Officer, the President, the Chief Financial Officer or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	consolidated net interest expense of such Person and its Restricted Subsidiaries for such period whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations but excluding amortization of debt issuance costs), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period and any non-cash charge, expense or loss relating to write-offs, writedowns or reserves with respect to accounts receivable or inventory) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus (or minus)

(4)	for purposes of calculating the Fixed Charge Coverage Ratio only, any non-recurring expenses or losses (or income or gains); minus

(5)	non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders (other than restrictions in effect on the 2018 Notes Issue Date and other than restrictions that are created or exist in compliance with Section 4.08).

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (but not loss) of any Person that is (i) accounted for by the equity method of accounting or is not a Restricted Subsidiary or (ii) an Unrestricted Subsidiary shall, in each case, be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2)	the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in effect on the 2018 Notes Issue Date and other than restrictions that are created or exist in compliance with Section 4.08); and

(3)	the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Total Assets” of the Company as of any date means all amounts that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the consolidated balance sheet of the Company and its Restricted Subsidiaries on the last day of the fiscal quarter immediately preceding such date for which internal financial statements are available at the time of calculation, after giving pro forma effect to all transactions occurring subsequent to the end of such fiscal quarter and on or prior to such date of calculation which gave or gives rise to the need to calculate Consolidated Total Assets.

“Corporate Trust Office” means the office of the Trustee specified in Section 11.02 or any other office specified by the Trustee from time to time pursuant to such Section.

“Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of December 20, 2013, by and among the Company, the subsidiary borrowers parties thereto and the banks and other financial institutions from time to time parties thereto as agents and lenders, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facility” means, with respect to the Company or any of its Restricted Subsidiaries:

(1)	the Credit Agreement; and

(2)	one or more debt facilities (which may be outstanding at the same time) or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.12.

“Definitive Note” means one or more certificated Notes registered in the name of the Holder thereof, issued in accordance with Section 2.06, and in the form of Exhibit A hereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in or pursuant to Section 2.03 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” means or includes such successor.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock.

“Distribution Compliance Period” means the 40-day Distribution Compliance Period provided for in Regulation S.

“Domestic Restricted Subsidiary” means, with respect to the Company, any Restricted Subsidiary that was formed under the laws of the United States of America, any State thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale for cash by the Company of its Common Stock (other than Disqualified Stock), or options, warrants or rights with respect to its Common Stock, other than public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.

“Euroclear” means Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear system.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means, if and when issued pursuant to an Exchange Offer Registration Statement as provided in the Registration Rights Agreement, Notes of the Company registered under the Securities Act issued in exchange for Initial or Additional Notes with terms substantially identical in all material respects to the Initial Notes or Additional Notes for which such Notes were exchanged.

“Exchange Offer” means the exchange offer of the Exchange Notes for the Notes as provided in the Registration Rights Agreement.

“Exchange Offer Registration Statement” means a registration statement in respect of Exchange Notes prepared pursuant to the Registration Rights Agreement.

“Exclusive Agency and Marketing Agreement” means the Amended and Restated Exclusive Agency and Marketing Agreement between The Scotts Company LLC and Monsanto Company, dated as of September 30, 1998 (as amended as of March 10, 2005 and March 28, 2008 and by that certain Amendment to Amended and Restated Exclusive Agency and Marketing Agreement between The Scotts Company LLC and Monsanto Company, dated as of May 15, 2015), as the same may be amended, modified, restated, extended, renewed or replaced from time to time.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the 2020 Notes, the Credit Agreement and the Receivables Purchase Agreement) in existence on the date of this Indenture, until such amounts are repaid.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period (for purposes of this definition, the “Reference Period”), the ratio of Consolidated Cash Flow of such Person for the Reference Period to the Fixed Charges of such Person for the Reference Period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or otherwise repays any Indebtedness (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) or issues or redeems preferred stock, in each case, after the end of the Reference Period and on or prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or other repayment of Indebtedness, or such issuance or redemption of preferred stock and all other such incurrences, assumptions, Guarantees, redemptions, repayments or issuances that occurred after the first day of the Reference Period and on or prior to the Calculation Date, in each case, as if the same had occurred at the beginning of the Reference Period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions, dispositions or Investments outside the ordinary course of business that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, after the first day of the Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded; and

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations, but excluding amortization of debt issuance costs and other non-cash amortization; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means, with respect to the Company, any Subsidiary that was not formed under the laws of the United States of America or any state thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means one or more Notes in the form attached hereto as Exhibit A issued under this Indenture that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means:

(1)	each Restricted Subsidiary of the Company on the date of this Indenture, except for Foreign Subsidiaries and Scotts Global Services, Inc., an Ohio corporation; Scotts Global Investments, Inc., a Delaware corporation; and Teak 2, Ltd., a Delaware corporation; and

(2)	any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns, in each case, until such Person is released from its Subsidiary Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IAI Global Note” means one or more Global Notes bearing the Private Placement Legend that will be issued in an aggregate principal amount equal to the aggregate principal amount of Initial Notes that may be resold to Institutional Accredited Investors on any Issue Date.

“Indebtedness” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following:

(i)	all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the ordinary course of business;

(ii)	all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;

(iii)	all unpaid reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (other than to the extent secured by cash or Cash Equivalents);

(iv)	all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets);

(v)	all Capital Lease Obligations of such Person (but excluding obligations under operating leases);

(vi)	the maximum fixed redemption or repurchase price of Disqualified Stock in such Person at the time of determination;

(vii)	any Hedging Obligations of such Person at the time of determination;

(viii)	any Attributable Indebtedness; and

(ix)	all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Indebtedness or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, dividends or other distributions.

For purposes of the foregoing:

(a)	the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock was repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock;

(b)	the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed incurred only as of the date of original issuance thereof;

(c)	the amount of any Indebtedness described in clause (ix)(A) above shall be the maximum liability under any such Guarantee;

(d)	the amount of any Indebtedness described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the fair market value of such property or other assets; and

(e)	interest, fees, premium, and expenses and additional payments, if any, will not constitute Indebtedness.

Notwithstanding the foregoing, in connection with the purchase or sale by the Company or any Restricted Subsidiary of any assets or business, the term “Indebtedness” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the other party may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that such amount would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.

“Indirect Participant” means an entity that, with respect to any Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Rabo Securities USA, Inc., U.S. Bancorp Investments, Inc., TD Securities (USA) LLC, Mizuho Securities USA Inc., Scotia Capital (USA) Inc., RBS Securities Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, Fifth Third Securities, Inc., BBVA Securities Inc. and SMBC Nikko Securities America, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.

“interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

“Interest Payment Date” with respect to any Note means April 15 and October 15 of each year, commencing April 15, 2016, provided that if such Interest Payment Date is not a Business Day, interest due on such Interest Payment Date shall be payable on the next succeeding Business Day.

“Investment Grade Rating” means a debt rating of the Notes of BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P and Moody’s or in the event S&P or Moody’s shall cease rating the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(d).

“Issue Date” means, in respect of Initial Notes of any series, the Closing Date or other date on which Initial Notes of such series are originally issued under this Indenture.

“Joint Venture” means any joint venture which is, directly or indirectly, engaged primarily in a Related Business, and the Equity Interests of which are owned by the Company and/or any of its Restricted Subsidiaries and/or one or more Persons other than the Company and/or any of its Affiliates.

“Lawn and Garden Brand Extension Agreement” means the Lawn and Garden Brand Extension Agreement between The Scotts Company LLC and Monsanto Company, dated as of May 15, 2015, as the same may be amended, modified, restated, extended, renewed or replaced from time to time.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with a Registered Exchange Offer.

“Leverage Ratio” means, with respect to any specified Person as of any date, the ratio of (i) Average Net Indebtedness of such Person on such date to (ii) Consolidated Cash Flow of such Person for the period of four consecutive fiscal quarters ending on such date (for purposes of this definition and the definition of Average Net Indebtedness, the “Reference Period”). In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or otherwise repays any Indebtedness (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement), or issues or redeems preferred stock, or makes any Specified Payment, in each case, after the end of the Reference Period and on or prior to the date of the event for which the calculation of the Leverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Leverage Ratio shall be calculated giving pro forma effect to (x) such incurrence, assumption, Guarantee, redemption or other repayment of Indebtedness, or (y) such issuance or redemption of preferred stock, or (z) such Specified Payment (including the incurrence of Indebtedness (without duplication of any incurrence included pursuant to the foregoing clause (x)) or the use of cash to fund such Specified Payment) and (I) all other such incurrences, assumptions, Guarantees, redemptions, repayments or issuances that occurred after the first day of the Reference Period and on or prior to the Calculation Date and (II) all other Specified Payments that occurred after the end of the Reference Period and on or prior to the Calculation Date, in each case, as if the same had occurred at the beginning of the Reference Period.

In addition, for purposes of calculating the Leverage Ratio:

(1)	acquisitions, dispositions or Investments outside the ordinary course of business that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, after the first day of the Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3)	the Indebtedness attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

(4)	in giving pro forma effect to a Specified Payment, to the extent that the Specified Payment would have exceeded the amount of cash and Cash Equivalents of such Person and its Restricted Subsidiaries that would have been available to fund such Specified Payment as of any date that Net Indebtedness is calculated, the amount of such excess shall be deemed to have been funded by additional Indebtedness.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maturity” when used with respect to any Note means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment or repurchase at the option of the Holder thereof or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

(2)	any non-cash expenses attributable to grants or exercises of employee stock options.

“Net Indebtedness” means, in respect of any Person at any date, (a) the aggregate outstanding principal amount of all Indebtedness for borrowed money of such Person and its Restricted Subsidiaries at such date, plus (b) all other items which would properly be included as indebtedness, determined in accordance with GAAP, on a consolidated balance sheet of such Person and its Restricted Subsidiaries at such date, minus (c) unrestricted cash and Cash Equivalents set forth on the consolidated balance sheet of such Person and its Restricted Subsidiaries as at such date.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” means any Person other than a U.S. Person.

“Note Register” means a register (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes which the Company shall cause to be kept at the Corporate Trust Office of the Trustee (or at the appropriate office of any other Registrar appointed hereunder).

“Notes” has the meaning stated in the recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. From and after the issuance of any Additional Notes (but not for purposes of determining whether such issuance is permitted hereunder), “Notes” shall include such Additional Notes for purposes of this Indenture from time to time issued with respect to any Initial Notes that constitute such Additional Notes. All Notes, including any such Additional Notes, shall vote together as one series of Notes under this Indenture.

“Notes Custodian” means the custodian with respect to any Global Note (as appointed by the Depositary), or any successor entity thereto covered in Section 2.03.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum dated October 7, 2015 relating to the issuance of $400,000,000 aggregate principal amount of Initial Notes.

“Officers” means any of the following: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company or a Guarantor.

“Officers’ Certificate” means a certificate signed on behalf of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who may be internal counsel for the Company, or who is otherwise reasonably acceptable to the Trustee complying with the provisions in this Indenture.

“Outstanding Notes” has the meaning set forth in Section 2.08.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Payment” means, with respect to the Notes and Guarantees, any payment, whether in cash or other assets or property, of interest, principal, premium, Additional Interest or any other amount on, of or in respect of the Notes, any other acquisition of Notes and any deposit into the trust described in Article VIII. The verb “pay” has a correlative meaning.

“Permitted Additional Restricted Investment” means additional Restricted Investments made by the Company, if before and after giving pro forma effect to such Restricted Investment, the Leverage Ratio of the Company as of the end of the most recently ended fiscal quarter for which internal financial statements are available is less than 3.25:1.00.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5)	any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)	investments in accounts or notes receivable acquired in the ordinary course of business;

(7)	[intentionally omitted;]

(8)	any payment by the Company or any of its Restricted Subsidiaries pursuant to the Exclusive Agency and Marketing Agreement;

(9)	loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

(10)	Investments in securities received in settlement of obligations of trade creditors or customers in the ordinary course of business or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers; and Investments made in settlement or exchange for extensions of trade credit (including trade receivables) by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be;

(11)	workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;

(12)	reclassification of any Investment initially made in the form of equity as a loan or advance, and reclassification of any Investment initially made in the form of a loan or advance as equity; provided in each case that the amount of such Investment is not increased thereby;

(13)	other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at any time outstanding, not to exceed $150.0 million; and

(14)	Investments in Joint Ventures having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at any time outstanding, not to exceed the greater of (x) $225.0 million and (y) 7.5% of Consolidated Total Assets.

“Permitted Liens” means:

(1)	Liens securing Indebtedness under Credit Facilities incurred pursuant to Section 4.09(b)(1);

(2)	Liens in favor of the Company or the Guarantors;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not entered into in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4)	Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were not entered into in contemplation of such acquisition;

(5)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) covering only the assets financed with such Indebtedness and additions and improvements thereon;

(6)	Liens existing on the date of this Indenture;

(7)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(8)	Liens securing Indebtedness or trade payables and any related obligations; provided that the aggregate amount of Indebtedness and trade payables secured by this clause (8) shall not exceed $75.0 million at any one time outstanding;

(9)	Liens securing Attributable Indebtedness under Sale and Leaseback Transactions incurred in compliance with Section 4.05; provided that the aggregate amount of Attributable Indebtedness secured by this clause (9) shall not exceed $75.0 million at any one time outstanding;

(10)	statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business; Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and any other Liens imposed by operation of law which do not materially affect the Company’s ability to perform its obligations under the Notes and this Indenture;

(11)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(12)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(13)	easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(14)	any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;

(15)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(16)	Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(17)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(18)	leases or subleases granted to others not interfering in any material respect with the business of the Company or its Restricted Subsidiaries;

(19)	Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(20)	rights of banks to set off deposits against debts owed to said bank;

(21)	Liens on securities and cash securing Hedging Obligations incurred pursuant to Section 4.09(b)(7);

(22)	Liens arising from licensing agreements granted in the ordinary course of business and consistent with past practices which do not materially interfere with the ordinary conduct of business of the Company and its Restricted Subsidiaries; and

(23)	Liens on accounts receivable originated by the Company and its Restricted Subsidiaries, any related assets and proceeds thereof that are sold, conveyed or otherwise transferred pursuant to a Receivables Financing permitted pursuant to Section 4.09(b)(10).

During any Suspension Period, the relevant clauses of Section 4.09 shall be deemed to be in effect solely for purposes of determining the amount available under clauses (1) and (5) above.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) (such other Indebtedness, “Refinanced Indebtedness”); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Refinanced Indebtedness (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Refinanced Indebtedness, and the portion, if any, of the Permitted Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes;

(3)	if the Refinanced Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Refinanced Indebtedness;

(4)	such Indebtedness shall not be incurred by a Restricted Subsidiary that is not a Guarantor to refinance debt of the Company or a Guarantor; and

(5)	the proceeds of the Permitted Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless, in the case of a redemption or refinancing, the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within six months of the incurrence of the Refinancing Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate or unincorporated organization or government or any agency or political subdivision thereof or any other entity (including any subdivision or ongoing business of any such entity, or substantially all of the assets of any such entity, subdivision or business).

“Place of Payment” when used with respect to the Notes means the Corporate Trust Office of the Trustee or such other location as may be established under Section 7.09.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principals” means the Hagedorn Partnership, L.P. and the general partners of the Hagedorn Partnership, L.P. on the Issue Date and, in the case of such individuals, their respective executors, administrators and heirs and their families and trusts for their benefit.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

“Purchase Agreement” means the Purchase Agreement dated October 7, 2015 for the purchase of $400,000,000 principal amount of Initial Notes among the Company, the Guarantors and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available (for reasons outside the control of the Company), a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P’s or Moody’s, or both, as the case may be.

“Receivables Financing” means, with respect to the Company or any of its Restricted Subsidiaries, any discounting, factoring or securitization arrangement (including, for the avoidance of doubt, the Receivables Purchase Agreement) pursuant to which the Company or any Restricted Subsidiary sells, conveys or otherwise transfers to a Restricted Subsidiary or any other Person, or grants a security interest in, any accounts receivable originated by the Company or such Restricted Subsidiary, as the case may be, together with any related assets, or pursuant to which ownership interests in, or notes, commercial paper, certificates or other debt instruments may be secured by such accounts receivable and related assets.

“Receivables Purchase Agreement” means the Amended and Restated Master Accounts Receivable Purchase Agreement dated as of September 25, 2015, by and among the Company, The Scotts Company LLC, the Banks party thereto and Mizuho Bank, Ltd., as Administrative Agent and as a Bank, as amended, modified, renewed, refunded, replaced or refinanced from time to time.

“Redemption Date” means the date fixed for redemption of any Note pursuant to this Indenture.

“Redemption Price” has the meaning specified in Section 3.01.

“Registered Exchange Offer” means an offer made by the Company pursuant to an Exchange Offer Registration Statement under the Securities Act to exchange Exchange Notes for outstanding Initial Notes or Additional Notes substantially identical in all material respects to such Initial Notes or Additional Notes (except for the differences provided for therein).

“Registration Rights Agreement” means (i) with respect to the Initial Notes, the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof, and

(ii) with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreements may be amended, modified, or supplemented from time to time in accordance with the terms thereof, relating to the rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regular Record Date” for the interest payable on the Notes on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Regulation S Global Note” means one or more Global Notes issued in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes sold in reliance on Rule 903 of Regulation S on any Issue Date.

“Related Business” means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related thereto.

“Related Party” with respect to any Principal means any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal.

“Restricted Definitive Note” means one or more Definitive Notes issued under this Indenture bearing the Private Placement Legend.

“Restricted Global Note” means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of any Registration Rights Agreement be a Restricted Global Note.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes” means Global Notes and Definitive Notes issued under this Indenture that bear or are required to bear the Private Placement Legend.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Rule 144A Global Note” means one or more Global Notes bearing the Private Placement Legend that will be issued in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes to be resold by the Initial Purchasers in reliance on Rule 144A on any Issue Date.

“S&P” means Standard & Poor’s Rating Services, a division of McGraw Hill, Inc., a New York corporation, or any successor rating agency.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a shelf registration statement prepared pursuant to the Registration Rights Agreement in respect of Initial Notes not previously registered for sale to the public under the Securities Act.

“Significant Subsidiary” means (1) any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof and (2) any Restricted Subsidiary that when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries would constitute a Significant Subsidiary under clause (1) of this definition.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

“Specified Payments” means Permitted Investments pursuant to clauses (13) and (14) of the definition of “Permitted Investments” and any Restricted Investments pursuant to Section 4.07(a) and Section 4.07(b), in each case, to the extent made in cash.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as stated in Section 9.03.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 15, 2018; provided, however, that if the period from the Redemption Date to October 15, 2018is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to October 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means, when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Paying Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Definitive Note” means one or more Definitive Notes issued under this Indenture that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means one or more Global Notes issued under this Indenture representing a series of Notes that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Note” means any Unrestricted Definitive Note or Unrestricted Global Note.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation after the Issue Date of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

If a Guarantor is designated as an Unrestricted Subsidiary, the Subsidiary Guarantee of that Guarantor shall be released. If an Unrestricted Subsidiary becomes a Restricted Subsidiary, such Restricted Subsidiary shall become a Guarantor in accordance with the terms of this Indenture.

Notwithstanding the foregoing, no Subsidiary of the Company shall be designated an Unrestricted Subsidiary during any Suspension Period.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purpose of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Vice President” includes, with respect to the Company and the Trustee, any Vice President of the Company or the Trustee, whether or not designated by a number or word or words added before or after the title “Vice President.”

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

SECTION 1.02. OTHER DEFINITIONS.

Term	Defined in Section

“Authentication Order”	2.02
“Change of Control Offer”	4.13
“Covenant Defeasance”	8.05
“DTC”	2.03
“Funding Guarantor”	10.05
“Initial Notes”	Preamble
“Legal Defeasance”	8.04
“Net Proceeds Offer”	4.10(c)
“Offer Amount”	3.09(b)(4)
“Offer to Purchase”	3.09(a)
“Pari Passu Indebtedness”	4.10(c)
“Paying Agent”	2.03
“protected purchaser”	2.07
“Purchase Date”	3.09(b)
“Registrar”	2.03
“Suspension Period”	4.16

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“indenture securities” means the Notes and the Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, each Guarantor and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them by such definitions.

SECTION 1.04. RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP and all financial calculations and determinations contemplated by this Indenture shall be made in conformity with GAAP as in effect as of the Closing Date;

(3) “or” is not exclusive;

(4) “including” means “including without limitation”;

(5) words in the singular include the plural and words in the plural include the singular;

(6) the principal amount of any non-interest bearing or other discount security at any date shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(7) all references to “principal” of the Notes include redemption price and purchase price and all references to “interest” on the Notes include Additional Interest, if any, as well as interest accruing after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest), whether or not allowed or allowable as a claim in any such proceeding;

(8) all exhibits are incorporated by reference herein and expressly made a part of this Indenture;

(9) all references to articles, sections and exhibits (and subparts thereof) are to this Indenture;

(10) all references to sections or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules;

(11) provisions apply to successive events and transactions; and

(12) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE NOTES

SECTION 2.01. FORM AND DATING.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule, usage or this Indenture. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions or transfers of beneficial interests from one Global Note to another Global Note. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder or beneficial owner thereof as required by Section 2.06.

(c) Form of Initial Notes, Etc. All Initial Notes are being or will be offered and sold by the Initial Purchasers only (i) to persons reasonably believed to be QIBs (in which case they will be evidenced by a Rule 144A Global Note) or (ii) in reliance on Regulation S under the Securities Act (in which case they will be evidenced by a Regulation S Global Note). After such initial offers and sales, Initial Notes that are evidenced by Restricted Global Notes or Restricted Definitive Notes may also be transferred to Institutional Accredited Investors (in which case they shall be evidenced by Definitive Notes or by an IAI Global Note). All Additional Notes issued after the Closing Date shall be issued in such form, and shall be permitted to be resold, as shall be provided in the related Officers’ Certificate required by Section 2.14.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

The Notes shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers may be manual or facsimile.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and, if requested therein, deliver (i) Initial Notes for original issuance up to the aggregate principal amount stated in such Authentication Order in such form as may be provided therein or in this Indenture, (ii) in accordance with Section 2.06(i), Exchange Notes, and (iii) Additional Notes; provided, that the aggregate principal amount of Notes outstanding at any time may not exceed $400,000,000, except in accordance with Section 2.14. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. REGISTRAR, PAYING AGENT AND DEPOSITARY.

The Company shall maintain an office or agency in the Borough of Manhattan, the City of New York, where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). Until otherwise designated by the Company, the

Company’s office or agency in New York shall be the office of the Trustee maintained for such purpose. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or other Agent not a party to this Indenture, which shall incorporate the mandatory terms of the TIA not otherwise excluded hereunder. The Company may change any Paying Agent or Registrar without notice to any Holder. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Company; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.10.

The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

Principal of, premium, if any, and interest on the Notes will be payable at the office of the Paying Agent or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided, all payments or principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name or held by the Depositary shall be made by wire transfer of immediately available funds to accounts specified by the Holder prior to 10:00 a.m., New York time, on each due date of the principal and interest on any Note. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent, and in such event any such Paying Agent shall have the obligation, to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Any money deposited with any Paying Agent, or then held by the Company or a domestic Subsidiary in trust for the payment of principal or interest on any Note and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or a domestic Subsidiary, shall be discharged from such trust; and the Holders shall thereafter, as general unsecured creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Subsidiary as trustee thereof, shall thereupon cease.

SECTION 2.05. HOLDER LISTS; COMMUNICATIONS WITH OTHER HOLDERS.

(a) The Company will furnish or cause to be furnished to the Trustee:

(i) semi-annually on a date not more than 15 days after each Regular Record Date with respect to an Interest Payment Date, if any, for the Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the date 15 days next preceding each such Regular Record Date; and

(ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar for such series, no such list need be furnished.

(b) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 2.05(a) received by it in the capacity of Paying Agent (if so acting) hereunder.

The Trustee may destroy any list furnished to it as provided in Section 2.05(a) upon receipt of a new list so furnished, destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than 45 days after an Interest Payment Date, a list containing the names and addresses of the Holders obtained from such information since the delivery of the next previous list, if any, and destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered.

(c) If three or more Holders (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned Notes for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of a particular series (in which case the applicants must hold Notes) or with all Holders of Notes with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 2.05(b), or

(ii) inform such applicants as to the approximate number of Holders of Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 2.05(b), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon written request of such applicants, mail to the Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 2.05(b), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(d) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 2.05(c), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing of any material pursuant to a request made under Section 2.05(c).

SECTION 2.06. TRANSFER AND EXCHANGE.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Beneficial interests in Global Notes will be exchanged by the Company for Definitive Notes, subject to any applicable laws, if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Company within 90 days after the date of such written notice from the Depositary, or (ii) there shall have occurred and be continuing a Default with respect to the Notes and the Depositary shall have requested the issuance of Definitive Notes; provided that in no event shall any temporary Note that is a Global Note issued pursuant to Regulation S be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Distribution Compliance Period and (B) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, Definitive Notes will be issued to each Person that such Participants, Indirect Participants and DTC jointly identify as being the beneficial owner of the related Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d), (f) or (i).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required in order for the Company to comply with the Securities Act. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with the applicable provisions below:

(i) Transfer of Beneficial Interests in the Same Global Note; Transfers of Beneficial Interests in Unrestricted Global Notes for Interests in Other Unrestricted Global Notes. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, no transfer of beneficial interests in a Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with Section 2.06(b)(ii) and (iii) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i) unless specifically stated above.

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of a Registered Exchange Offer by the Company, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal or similar document delivered by the Holder of such beneficial interests in the Restricted Global Notes and the other documents contemplated by the Registered Exchange Offer. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee or Notes Custodian shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates (including the certificate in the form of Exhibit D hereto) in item (3)(b) thereof, if applicable; or

(D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement and the Registrar receives a certificate from such Holder to such effect;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following: (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D) (except in the case of a transfer contemplated by item (4)(a) or (d) of Exhibit B or by item (4)(b) of Exhibit B in the case of any transfer after the Distribution Compliance Period), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Transfer or Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (C) above, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the certifications required by item (3)(b) thereof, if applicable;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Transfer or Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement and the Registrar receives a certificate from such Holder to such effect;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following: (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D) (except in the case of a transfer contemplated by item (4)(a) or (d) of Exhibit B or by item (4)(b) of Exhibit B in the case of any transfer after the Distribution Compliance Period), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest in an Unrestricted Global Note pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(i) Transfer of Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (C) above, a certificate from such Holder to the effect set forth in Exhibit B, including the certifications required by item 3(b) thereof; or

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A), the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii) Transfer or Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and the Registrar receives a certificate from such Holder to such effect;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D) (except in the case of a transfer contemplated by item (4)(a) or (d) of Exhibit B or by item (4)(b) of Exhibit B in the case of any transfer after the Distribution Compliance Period), an Opinion of Counsel, in form and from legal counsel reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Transfer or Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

(iv) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to subparagraphs (ii)(A), (ii)(B) or (iii) of this Section 2.06(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so exchanged or transferred.

(e) Transfer or Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(C) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3)(b) thereof, if applicable; or

(D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(ii) Transfer or Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement and the Registrar receives a certificate from such Holder to such effect;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D) (except in the case of a transfer contemplated by item (4)(a) or (d) of Exhibit B or by item (4)(b) of Exhibit B in the case of any transfer after the Distribution Compliance Period), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions hereof.

(i) Private Placement Legend.

(A) Except as permitted by Section 2.06(f)(i)(B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE

REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall also bear a legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: 14111 SCOTTSLAWN ROAD, MARYSVILLE, OHIO 43041, ATTENTION: CORPORATE TREASURER.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form (unless otherwise specified by the Depositary):

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THE NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”

(iii) Regulation S Temporary Global Note Legend. Each temporary Note that is a Global Note issued pursuant to Regulation S shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the principal amount of Notes represented by such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) The Notes shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with this Section 2.06. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401 of the Uniform Commercial Code and this Section 2.06 are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

(ii) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

(iii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07 and 9.06).

(iv) The Registrar shall retain copies of all certificates, Opinions of Counsel, notices and other written communications received pursuant to this Section 2.06. The Company shall have the right to inspect and make copies of all such certificates, Opinions of Counsel, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(v) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(vi) The Company, Trustee and Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vii) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes, payment of the redemption price of the Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(viii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile, with an original of such document to be sent promptly thereafter.

(x) Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.06, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B, C and D attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

(i) Exchange Offer. Promptly after the expiration of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (1) the principal amount of the beneficial interests in the Restricted Global Notes validly tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that they are entitled to participate under the Registered Exchange Offer pursuant to the terms thereof, and accepted for exchange in the Registered Exchange Offer, and (2) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Registered Exchange Offer pursuant to Section 2.06(d)(ii), and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Registered Exchange Offer (other than Definitive Notes described in clause (A)(2) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

SECTION 2.07. REPLACEMENT NOTES.

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Company including evidence of the destruction, loss or theft of the Note. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, any Guarantor, the Trustee, the Paying Agent, and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all of the benefits of this Indenture equally and proportionally with all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.08. OUTSTANDING NOTES.

Outstanding Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation, including Notes tendered and exchanged for other securities of the Company;

(ii) Notes for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, then notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made and the date for such redemption has passed;

(iii) Notes with respect to which the Company has effected defeasance as provided in Article VIII; and

(iv) Notes paid pursuant to Section 2.07 and Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Notes Outstanding have performed any Act hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (provided, that in connection with any offer by the Company or any obligor to purchase or exchange Notes, Notes tendered by a Holder shall be Outstanding until the date of purchase or exchange), except that, in determining whether the Trustee shall be protected in relying upon any such Act, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

SECTION 2.09. INTENTIONALLY OMITTED.

SECTION 2.10. TEMPORARY NOTES.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination for the Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes (as evidenced by the execution of the Notes by the Officers of the Company) and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

All Notes surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee at its Corporate Trust Office. All Notes so delivered shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as permitted by this Indenture. All cancelled Notes held by the Trustee shall be delivered to the Company upon Company Request. The acquisition of any Notes by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Notes are surrendered to the Trustee for cancellation. The Notes shall not be disposed of until exchanged in full for Definitive Notes or until payment thereon is made in full.

SECTION 2.12. DEFAULTED INTEREST.

(a) Any interest on any Note which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of his having been such registered Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Notes (or their respective Predecessor Note) are registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee prior to 10:00 a.m., New York City time, an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which date shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Notes at their addresses as they appear in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Note) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of, in exchange for, or in lieu of, any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13. CUSIP, ISIN OR COMMON CODE NUMBERS.

The Company in issuing the Notes may use “CUSIP,” “ISIN” or “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use such numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in “CUSIP”, “ISIN” or “Common Code” numbers.

SECTION 2.14. ISSUANCE OF ADDITIONAL NOTES.

If authorized by a Board Resolution, the Company shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto, if any (and if such Additional Notes shall be issued in the form of Unrestricted Notes, other than with respect to transfer restrictions); provided that such issuance shall be made in compliance with this Indenture; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code. The Initial Notes issued on the Closing Date, any Additional Notes and all Exchange Notes issued in exchange for such Initial Notes or Additional Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, or in a supplemental indenture, the following information:

(1) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

(2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(3) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first interest payment date applicable thereto;

(4) the “CUSIP”, “ISIN” or “Common Code” number, as applicable, of such Additional Notes; and

(5) whether such Additional Notes shall be Restricted Notes, and in which form and pursuant to which exemptions from the Securities Act they may be issued and resold, or whether they shall be Unrestricted Notes issued pursuant to a registration statement under the Securities Act.

ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.01. OPTIONAL REDEMPTION.

(a) On or after October 15, 2018, the Company may redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable Redemption Date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Redemption Year	Redemption Price
2018	104.500%
2019	103.000%
2020	101.500%
2021 and thereafter	100.000%

(b) Prior to October 15, 2018, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture with the Net Cash Proceeds of one or more Equity Offerings at a Redemption Price of 106.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding after each such redemption; and

(2) the redemption occurs within 60 days after the closing of such Equity Offering.

(c) In addition, at any time prior to October 15, 2018, the Company may redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the Redemption Date.

(d) Notice of any redemption of Notes may, at the Company’s discretion, be subject to one or more conditions precedent. If such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. The Company will provide prompt written notice to the Trustee rescinding any such conditional redemption in the event that any such condition precedent shall not have occurred, and thereafter such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice from the Company rescinding such conditional redemption, the Trustee will promptly send a copy of such notice to the Holders of the Notes to be redeemed.

(e) If an optional Redemption Date is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

SECTION 3.02. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Company to redeem the Notes shall be evidenced by a Board Resolution. The Company shall, not less than 15 (unless a shorter notice period is acceptable to the Trustee) nor more than 60 days before the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date, the Redemption Price, the CUSIP numbers and the principal amount of Notes to be redeemed.

SECTION 3.03. SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

If less than all the Notes are to be redeemed at the election of the Company, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption by the Trustee in the following manner: (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or; (2) if the Notes are not so listed, on a pro rata basis subject to adjustment for minimum denomination. The portions of the principal amount of Notes so selected for partial redemption shall be equal to the minimum authorized denominations for Notes pursuant to Section 2.01(a) in the currency in which the Notes are denominated or any integral multiple thereof. In any case when more than one Note is registered in the same name, the Trustee, in its discretion, may treat the aggregate principal amount so registered as if it were represented by one Note.

The Trustee shall promptly notify the Company and the Depositary in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 3.04. NOTICE OF REDEMPTION.

Notice of redemption shall be given by the Company, or at the Company’s request, by the Trustee in the name and at the expense of the Company, not less than 15 days and not more than 60 days prior to the Redemption Date to the Holders of the Notes to be redeemed pursuant to this Article III, in the manner provided in Section 11.02. Any notice so given shall be conclusively presumed to have been duly given, whether or not any such Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Note, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Note.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) that Notes are being redeemed by the Company pursuant to provisions contained in this Indenture or the terms of the Notes, together with a brief statement of the facts permitting such redemption,

(d) the amount of Outstanding Notes to be redeemed,

(e) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date, and

(f) the Place or Places of Payment where such Notes are to be surrendered for payment of the Redemption Price.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

On or prior to the Redemption Date for the Notes to be redeemed, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) an amount of money in the currency in which such Notes are denominated sufficient to pay the Redemption Price of such Notes which are to be redeemed on that date.

SECTION 3.06. NOTES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, any Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price in the currency in which the Notes are payable, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price; provided, however, that installments of interest on Notes which have a Stated Maturity on or prior to the Redemption Date for such Notes shall be payable according to the terms of such Notes and the provisions of Section 2.04 and Section 2.12.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

SECTION 3.07. NOTES REDEEMED IN PART.

Any Note which is to be redeemed only in part shall be surrendered at the Corporate Trust Office with, if the Company, the Depositary for the Notes or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Depositary for the Notes and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. In the case of a Note providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Note or Notes as aforesaid, may make a notation on such Note of the payment of the redeemed portion thereof.

SECTION 3.08. MANDATORY REDEMPTION.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The foregoing shall not affect the Company’s obligations under Sections 4.10 and 4.13.

SECTION 3.09. REPURCHASE AT THE OPTION OF HOLDERS.

(a) In the event that, pursuant to Section 4.10 or Section 4.13, the Company shall be required to commence an offer to all Holders to purchase Notes and, at the Company’s option, holders of other Pari Passu Indebtedness (each, an “Offer to Purchase”), it shall follow the procedures specified below.

(b) Within 25 days following a Net Proceeds Offer Trigger Date and within 30 days following a Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that triggered the Offer to Purchase and offering to purchase Notes on the date (the “Purchase Date”) specified in such notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer to Purchase shall be made to all Holders. The notice, which shall govern the terms of the Offer to Purchase, shall state:

(1) that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.10 or 4.13, as the case may be, and the length of time the Offer to Purchase shall remain open;

(2) that either (a) in the case of a Change of Control Offer, a Change of Control has occurred and that such Holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof or (b) in the case of a Net Proceeds Offer, there are Net Proceeds in an amount such that such Holder has the right to require the Company to purchase such Holder’s Notes at 100% of the principal amount thereof, in each case, plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest on an Interest Payment Date that is on or prior to the date fixed for purchase);

(3) the Purchase Date (which shall be a Business Day no earlier than 30 days nor later than 60 days following the applicable Net Proceeds Offer Trigger Date, in the case of a Net Proceeds Offer, or the date such notice is mailed, in the case of a Change of Control Offer);

(4) the aggregate principal amount of Notes (and in the case of a Net Proceeds Offer, Pari Passu Indebtedness) being offered to be purchased (the “Offer Amount”), which shall be equal to the Net Proceeds Offer Amount in the case of a Net Proceeds Offer and the principal amount of all Notes outstanding in the case of a Change of Control Offer; information as to any other Pari Passu Indebtedness included in the Offer to Purchase (in the case of a Net Proceeds Offer); and the purchase price and the Purchase Date;

(5) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

(6) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

(7) that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(8) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the second Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(9) that, in the case of a Net Proceeds Offer, if the aggregate principal amount of Notes tendered by Holders into an Offer to Purchase exceeds the Offer Amount, the Trustee shall select the Notes to be purchased (i) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are then listed or (ii) if the Notes are not so listed, on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000, shall be purchased);

(10) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(11) in the case of a Change of Control Offer, the circumstances and relevant facts regarding such Change of Control.

(c) If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase

(d) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, in accordance with Section 3.09(b)(9), the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, shall deposit with the Paying Agent an amount equal to the purchase price for all Notes so accepted for purchase and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

ARTICLE IV

COVENANTS

SECTION 4.01. PAYMENT OF NOTES.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., New York time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on that date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

(a) The Company shall maintain an office or agency (which unless otherwise provided will be the office of the Trustee) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 4.02(a).

SECTION 4.03. REPORTS.

(a) Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations for a company subject to reporting under Section 13(a) or 15(d) of the Exchange Act:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations for a company subject to reporting under Section 13(a) or 15(d) of the Exchange Act (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Notwithstanding the foregoing, to the extent the Company files the information and reports referred to in clauses (1) and (2) above with the SEC and such information is publicly available on the Internet, the Company shall be deemed to be in compliance with its obligations to furnish such information to the Holders of the Notes and to make such information available to securities analysts and prospective investors.

SECTION 4.04. INTENTIONALLY OMITTED.

SECTION 4.05. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(1) the Company or such Restricted Subsidiary would be entitled to:

(A) incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale and Leaseback Transaction pursuant to Section 4.09; and

(B) create a Lien on such property securing such Attributable Indebtedness without also securing the Notes or the applicable Guarantee pursuant to Section 4.12; and

(2) such Sale and Leaseback Transaction is effected in compliance with Section 4.10.

SECTION 4.06. PAYMENTS FOR CONSENT.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 4.07. RESTRICTED INVESTMENTS

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Investment unless, at the time of and after giving pro forma effect to such Restricted Investment:

(A)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)	the Company would, at the time of such Restricted Investment and after giving pro forma effect thereto as if such Restricted Investment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(C)	such Restricted Investment, together with the aggregate amount of all other Restricted Investments made by the Company and its Restricted Subsidiaries (excluding Restricted Investments permitted by Section 4.07(b)(1) and 4.07(b)(2)) after the 2018 Notes Issue Date, is less than the sum, without duplication, of:

(i)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the fiscal quarter in which the 2018 Notes Issue Date occurred to and ending on the last day of the fiscal quarter ended immediately prior to the date of such calculation for which internal financial statements are available at the time of such Restricted Investment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)	100% of the aggregate net proceeds (including the fair market value of property other than cash) received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(iii)	to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash (other than a sale to the Company or a Restricted Subsidiary) or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment; plus

(iv)	upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary.

(b) The provisions of Section 4.07(a) shall not prohibit:

(1) Restricted Investments in an amount not to exceed $200.0 million outstanding at any time, provided that no Default shall have occurred and be continuing at the time of the making thereof and after giving pro forma effect thereto; and

(2) Permitted Additional Restricted Investments; provided that no Default shall have occurred and be continuing at the time of the making thereof and after giving pro forma effect thereto.

(c) The amount of all Restricted Investments (other than cash) shall be the fair market value on the date of the Restricted Investment of the asset(s) or securities in which the Company or its Restricted Subsidiary, as the case may be, proposes to invest. The fair market value of any assets or securities that are required to be valued by this covenant shall be approved in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of a Permitted Additional Restricted Investment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Permitted Additional Restricted Investment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

(d) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary” if the designation would not cause a Default. All outstanding Investments owned by the Company and its Restricted Subsidiaries in the designated Unrestricted Subsidiary will be treated as an Investment made at the time of the designation and will reduce the amount available for Restricted Investments or Permitted Investments, as applicable. All such outstanding Investments will be treated as Restricted Investments equal to the fair market value of such Investments at the time of the designation. The designation will not be permitted if such Restricted Investment would not be permitted at that time and if such Restricted Subsidiary does not otherwise meet the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary.”

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company’s Restricted Subsidiaries;

(2) make loans or advances to the Company or any of the Company’s Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of the Company’s Restricted Subsidiaries.

(b) Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1) Existing Indebtedness, the 2020 Notes, the 2020 Notes Indenture and the Credit Agreement as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, the 2020 Notes, the 2020 Notes Indenture or the Credit Agreement, as in effect on the date of this Indenture;

(2) this Indenture, the Notes and the Guarantees;

(3) applicable law, rule, regulation, order, license, permit or similar restriction;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company (including by way of merger) or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) customary non-assignment provisions in leases, licenses, contracts and other agreements entered into in the ordinary course of business and consistent with past practices;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in Section 4.08(a)(3);

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

(8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) any agreement creating a Lien securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.12, to the extent limiting the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11) customary provisions applicable to Foreign Subsidiaries and other Non-Guarantors under terms of Indebtedness applicable thereto, in each case permitted to be incurred under this Indenture and in “support agreements” and Guarantees of any such Indebtedness, so long as, in the case of Non-Guarantors that are Domestic Restricted Subsidiaries, the Company determines in good faith that such restrictions or encumbrances will not adversely affect the Company’s ability to make payments of principal or interest on the Notes;

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13) customary restrictions under Receivables Financings permitted to be incurred under this Indenture;

(14) any operating lease or Capital Lease Obligation, insofar as the provisions thereof limit the grant of a security interest in, or other assignment of, the related leasehold interest to any other Person; and

(15) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive, taken as a whole, than those in effect on the Issue Date pursuant to agreements in effect on the Issue Date.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries that is not a Guarantor to issue any shares of preferred stock; provided, however, that the Company and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and Restricted Subsidiaries may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; provided further, that the amount of Indebtedness (including Acquired Debt), Disqualified Stock or preferred stock that may be incurred or issued, as applicable, by Restricted Subsidiaries that are not Guarantors, pursuant to this Section 4.09(a), shall not exceed $200.0 million at any one time outstanding.

(b) Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by the Company and its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an aggregate amount (with letters of credit being deemed to have an amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $2.40 billion, less the sum of (i) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to repay Indebtedness under Credit Facilities pursuant to Section 4.10 and (ii) the amount of Indebtedness in excess of $200.0 million incurred pursuant to clause (10) below;

(2)	the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(3)	the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (excluding any Additional Notes), the Subsidiary Guarantees of all Notes, the 2020 Notes and Subsidiary Guarantees of all 2020 Notes;

(4)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of assets used in the business of the Company or such Restricted Subsidiary, or in respect of a Sale and Leaseback Transaction, in an aggregate principal amount, and all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $100.0 million at any time outstanding;

(5)	the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness incurred under clause (2) or (3) above or this clause (5) or pursuant to Section 4.09(a);

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Company or any Guarantor is the obligor on such Indebtedness, and such Indebtedness is held by a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary and not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(8)	the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant and could have been incurred (in compliance with this covenant) by the Person so guaranteeing such Indebtedness;

(9)	the incurrence by any of the Company’s Foreign Subsidiaries of Indebtedness in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed (x) $100.0 million at any time outstanding plus (y) $90.0 million at any time outstanding; provided that any Indebtedness under this subclause (y) shall be supported by a letter of credit incurred under one or more Credit Facilities pursuant to clause (1) of this Section 4.09(b);

(10)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to a Receivables Financing;

(11)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(12)	Indebtedness of the Company or any of its Restricted Subsidiaries in respect of security for workers’ compensation claims, payment obligations in connection with self-insurance, performance bonds, surety bonds or similar requirements in the ordinary course of business;

(13)	indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Company or any Restricted Subsidiary shall not be permitted under this clause (13) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (13) shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition; and

(14)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed $200.0 million.

(c) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence (or later reclassify such Indebtedness in whole or in part) in any manner that complies with this covenant. In addition, the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be treated as an incurrence of Indebtedness; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Notwithstanding the foregoing, any Indebtedness outstanding pursuant to the Credit Agreement on the date of this Indenture will be deemed to have been incurred pursuant to clause (1) of the definition of “Permitted Debt.”

(d) Notwithstanding the foregoing, the maximum amount of Indebtedness that may be incurred pursuant to this covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(e) For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Protection Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Protection Agreement. The principal amount of any Permitted Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Protection Agreement, in which case the Permitted Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Permitted Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such Permitted Refinancing Debt is incurred.

(f) Notwithstanding the provisions of clauses (a) through (e) of this Section 4.09, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Company or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated in the right of payment to the Notes or the Subsidiary Guarantee of such Restricted Subsidiary, to the same extent and in the same manner as such Indebtedness is subordinated in right of payment to such other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.

For purposes of this Section 4.09(f), no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Restricted Subsidiary solely by virtue of being unsecured or secured by a junior priority Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them, including intercreditor agreements that contain customary provisions requiring turnover by holders of junior prior liens of proceeds of collateral in the event that the security interests in favor of the holders of the senior priority in such intended collateral are not perfected or invalidated and similar customary provisions protecting the holders of senior priority liens.

SECTION 4.10. LIMITATION ON ASSET SALES.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, as approved in good faith by the Company’s Board of Directors; and

(2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision only (and specifically not for the purposes of the definition of “Net Proceeds”), each of the following shall be deemed to be cash:

(i) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets; and

(ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that within 180 days are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

(iii) the fair market value of (x) any assets (other than securities or current assets) received by the Company or any Restricted Subsidiary that will be used or useful in a Related Business, (y) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Related Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Equity Interests by the Company or the applicable Restricted Subsidiary or (z) a combination of (x) and (y); provided that the determination of the fair market value of assets or Equity Interests in excess of $75.0 million received in any transaction or series of related transactions shall be evidenced by an Officers’ Certificate delivered to the Trustee.

(b) Within a period of 450 days (commencing after the Issue Date) before or after the receipt of any Net Proceeds of any Asset Sale (provided that if during such 450-day period after the receipt of any such Net Proceeds the Company (or the applicable Restricted Subsidiary) enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (B), (D) or (E) of this paragraph after such 450th day, such 450-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 180 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement)), the Company or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale:

(A) to repay, prepay, redeem or repurchase Indebtedness (other than securities) under Credit Facilities or Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness of such Restricted Subsidiary owed to the Company or any of its Restricted Subsidiaries) and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required in order to do so (in which case no prepayment shall be required));

(B) to acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Related Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Equity Interests by the Company or the applicable Restricted Subsidiary;

(C) to make capital expenditures;

(D) to acquire other assets (other than securities or current assets) that will be used or useful in a Related Business;

(E) to make Investments in Joint Ventures pursuant to clauses (13) and (14) of the definition of “Permitted Investments”; or

(F) to a combination of prepayment and investment permitted by the foregoing clauses (A), (B), (C), (D) and (E).

(c) Pending the final application of such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce borrowings under the Credit Facilities or any other revolving credit facility or Receivables Financings, if any, or otherwise invest such Net Proceeds in Cash Equivalents, in each case in a manner not prohibited by this Indenture. Subject to the last sentence of this paragraph, on the 451st day (as extended pursuant to the provisions in Section 4.10(b)) after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale as set forth in clause (A), (B), (C), (D), (E) or (F) of Section 4.10(b) (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Proceeds which have not been applied (or committed to be applied pursuant to a definitive agreement as described in Section 4.10(b)) on or before such Net Proceeds Offer Trigger Date as permitted in clause (A), (B), (C), (D), (E) or (F) of Section 4.10(b) (each a “Net Proceeds Offer Amount”) shall be applied by the Com-

pany or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on the Purchase Date, from all Holders (and, if required by the terms of any other Indebtedness of the Company ranking pari passu with the Notes in right of payment and which has similar provisions requiring the Company either to make an offer to repurchase or to otherwise repurchase, redeem or repay such Indebtedness with the proceeds from Asset Sales, including the 2020 Notes and the related Guarantees thereof (the “Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis (in proportion to the respective principal amounts or accreted value, as the case may be, of the Notes and any such Pari Passu Indebtedness) an aggregate principal amount of Notes (plus, if applicable, an aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (or 100% of the principal amount or accreted value, as the case may be, of such Pari Passu Indebtedness), plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $100.0 million resulting from one or more Asset Sales (at which time the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $100.0 million, shall be applied as required pursuant to this paragraph, and in which case the Net Proceeds Offer Trigger Date shall be deemed to be the earliest date that the Net Proceeds Offer Amount is equal to or in excess of $100.0 million).

(d) To the extent that the aggregate principal amount of Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness) validly tendered pursuant to a Net Proceeds Offer by the Holders thereof and not withdrawn exceeds the Net Proceeds Offer Amount, Notes of tendering Holders (and, if applicable Pari Passu Indebtedness tendered by the holders thereof) will be purchased on a pro rata basis (based on the principal amount of the Notes and, if applicable, the principal amount or accreted value, as the case may be, of any such Pari Passu Indebtedness tendered and not withdrawn). To the extent that the aggregate amount of the Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of any Pari Passu Indebtedness) tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

(e) The Company or the applicable Restricted Subsidiary, as the case may be, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10 or Section 3.09, the Company or such Restricted Subsidiary shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan or guarantee with, or for the benefit of, any Affiliate of the Company or any of its Restricted Subsidiaries (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $15.0 million, unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)	the Company delivers to the Trustee:

(A)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(B)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to Section 4.11(a):

(1)	transactions between or among the Company and/or its Restricted Subsidiaries and transactions between or among Restricted Subsidiaries;

(2)	Restricted Investments that are permitted by Section 4.07;

(3)	customary transactions in connection with a Receivables Financing or an industrial revenue bond financing;

(4)	reasonable fees and compensation paid to (including issuances and grant of Equity Interests of the Company, employment agreements and stock option and ownership plans for the benefit of), and indemnity and insurance provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary in the ordinary course of business as approved in good faith by the Company’s Board of Directors or senior management;

(5)	(x) any agreement in effect on the Issue Date and disclosed in the Offering Memorandum (including by incorporation by reference), as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Company in any material respect than such agreement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x); or

(6)	loans or advances to employees and officers of the Company and its Restricted Subsidiaries permitted by clause (9) of the definition of “Permitted Investments.”

SECTION 4.12. LIENS.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (1) assign or convey any right to receive income on any asset now owned or hereafter acquired or (2) create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired or on any income or profits therefrom except, in each case, Permitted Liens, unless the Notes and the Guarantees, as applicable, are

(1)	in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Subsidiary Guarantee, effective provision is made to secure the Notes or such Subsidiary Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be; and

(2)	in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Subsidiary Guarantee, effective provision is made to secure the Notes or such Subsidiary Guarantee, as the case may be, with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation, in each case, for so long as such Obligation is secured by such Lien.

SECTION 4.13. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

(a) If a Change of Control occurs, each Holder will have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the date fixed for redemption).

(b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, in accordance with the procedures set forth in Section 3.09, that a Holder must follow in order to have its Notes purchased.

(c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under any covenant of this Indenture by virtue of this compliance.

(d) The Company will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.14. CORPORATE EXISTENCE.

Except as otherwise permitted by Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.15. ADDITIONAL SUBSIDIARY GUARANTEES.

If, after the date of this Indenture, (a) any Domestic Restricted Subsidiary of the Company (including any newly formed, newly acquired or newly redesignated Domestic Restricted Subsidiary) (x) guarantees any revolving loans, term loans or capital markets Indebtedness of the Company or a Guarantor or (y) otherwise incurs any revolving loans, term loans or capital markets Indebtedness, in the case of either (x) or (y) above in an aggregate principal amount in excess of $50.0 million, (b) any Domestic Restricted Subsidiary of the Company (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary) becomes a borrower or guarantor under any revolving loans, term loans or capital markets Indebtedness (including, without limitation, the Credit Agreement and any Credit Facility incurred pursuant to Section 4.09(b)(1)) or a guarantor under the 2020 Notes or (c) the Company otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in the case of clauses (a) and (b) within 15 Business Days of the event under such clause occurring (so long as such Domestic Restricted Subsidiary was not a Guarantor immediately prior to such event) and in the case of clause (c) at the Company’s election, the Company shall cause such Restricted Subsidiary to:

(i)	execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture and (b) a notation of guarantee in respect of its Subsidiary Guarantee; and

(ii)	deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

SECTION 4.16. COVENANT SUSPENSION.

If on any date following the Issue Date the Notes have an Investment Grade Rating from both Rating Agencies and no Default or Event of Default has occurred and is continuing under this Indenture, then beginning on that day and subject to the provisions of the following paragraph, the provisions specifically listed under the following Sections in this Indenture will be suspended:

(1)	Section 4.07,

(2)	Section 4.08

(3)	Section 4.09,

(4)	Section 4.10,

(5)	Section 4.11, and

(6)	clause (a)(ii) of Section 5.01

(collectively, the “Suspended Covenants”). The period during which covenants are suspended pursuant to this Section is called the “Suspension Period.”

In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the second preceding sentence and, subsequently, one of the Rating Agencies withdraws its ratings or downgrades the rating assigned to the Notes so that the Notes no longer have Investment Grade Ratings from both Rating Agencies or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will from such time and thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Investments made and Indebtedness incurred after the time of such withdrawal, Default or Event of Default will be calculated in accordance with the terms of Section 4.07 and Section 4.09 as though such covenant had been in effect during the entire period of time from the Issue Date. Notwithstanding the foregoing and any other provision of this Indenture, the Notes or the Guarantees, no Default or Event of Default shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of the Subsidiaries shall bear any liability with respect to the Suspended Covenants for, (a) any actions taken or events occurring during a Suspension Period (including without limitation any agreements, Liens, preferred stock, obligations (including Indebtedness), or of any other facts or circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period) or (b) any actions required to be taken at any time pursuant to any contractual obligation entered into during a Suspension Period, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

ARTICLE V

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 5.01. MERGER, CONSOLIDATION OR SALE OF ASSETS.

(a) The Company will not, directly or indirectly, in a single transaction or series of related transactions, consolidate or merge with or into any Person or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis) for the Company and its Restricted Subsidiaries, whether as an entirety or substantially as an entirety, to any Person unless:

(i)	either:

(1)	the Company shall be the surviving or continuing corporation or

(2)	the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries as an entirety or substantially as an entirety (the “Surviving Entity”)

(x)	shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and

(y)	shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

(ii)	immediately after giving pro forma effect to such transaction or series of transactions and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Debt, in each case, incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to Section 4.09; provided, however, that this clause (ii) shall not apply during any Suspension Period;

(iii)	immediately after giving pro forma effect to such transaction or series of transactions and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt, in each case, incurred or anticipated to be incurred and any Lien granted in connection with or in respect of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(iv)	the Company or such Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

Notwithstanding the foregoing, the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted without regard to clause (ii) of the immediately preceding paragraph. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(b) Each Guarantor will not, and the Company will not cause or permit any Guarantor to, directly or indirectly, in a single transaction or series of related transactions, consolidate or merge with or into any Person other than the Company or any other Guarantor unless:

(i)	if the Guarantor was a corporation or limited liability company under the laws of the United States, any State thereof or the District of Columbia, the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation or limited liability company organized and existing under the laws of the United States, any State thereof or the District of Columbia;

(ii)	such entity assumes by supplemental indenture all of the obligations of the Guarantor on its Guarantee; and

(iii)	immediately after giving pro forma effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, the requirements of this Section 5.01(b) will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Subsidiary Guarantee in accordance with the provisions of Section 10.04.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

Upon any consolidation or merger of the Company or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes and the Registration Rights Agreement with the same effect as if such Surviving Entity had been named as such; provided, however, that the Company shall not be released from its obligations under this Indenture, the Notes or the Registration Rights Agreement in the case of a lease.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) failure by the Company to comply with its obligations under Section 5.01;

(3) a default by the Company in the observance or performance of its obligations under Section 4.03, which default continues for a period of 90 days;

(4) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders (with a copy to the Trustee) of at least 25% of the outstanding principal amount of the Notes;

(5) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Significant Subsidiary of the Company, or any other default resulting in the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $100.0 million or more at any time; provided that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of ten (10) days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Notes shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;

(6) one or more judgments in an aggregate amount in excess of $100.0 million (to the extent not covered by independent third party insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(7) except as permitted by this Indenture, any Subsidiary Guarantee of any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

(8) default in payment when due of the principal of or premium, if any, on the Notes (including default in payment when due in connection with the purchase of Notes tendered pursuant to a Change of Control Offer or Net Proceeds Offer on the date specified for such payment in the applicable Offer to Purchase);

(9) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(10) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary:

(i) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent;

(ii) consents to the entry of a decree or order for relief in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;

(iii) files a petition, as debtor, or answer or consent seeking reorganization or relief under any applicable federal or state law;

(iv) consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or of any substantial part of its property;

(v) makes an assignment for the benefit of creditors;

(vi) admits in writing its inability to pay its debts generally as they become due; or

(vii) takes corporate action in furtherance of any such action.

SECTION 6.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

If an Event of Default (other than an Event of Default described in clause (9) or (10) of Section 6.01) with respect to Notes at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount of the Notes (or specified amount) plus accrued and unpaid interest (and premium, if payable) shall become immediately due and payable. Upon payment of such amount all obligations of the Company in respect of the payment of principal of the Notes shall terminate.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of at least a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default with respect to the Notes have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal with respect to the Notes, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

If an Event of Default described in clause (9) or (10) of Section 6.01 occurs with respect to the Company or any Significant Subsidiary, the principal of, premium, if any, and accrued interest on the Notes shall be due and payable immediately without any further action or notice.

SECTION 6.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

The Company covenants that, if:

(a) default is made in the payment of any installment of interest on the Notes when such interest or payment becomes due and payable and such default continues for a period of 30 calendar days, or

(b) default is made in the payment of principal of (or premium, if any, on) the Notes at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the amount then due and payable on the Notes for the principal (and premium, if any) and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes wherever situated.

If an Event of Default with respect to the Notes occurs and is continuing, then the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.04. TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the federal Bankruptcy Laws, as now or hereafter constituted, relative to the Company or any Guarantor, or the property of the Company or of any Guarantor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each such Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.05. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBT SECURITIES.

All rights of action and claims under this Indenture or the Notes or Guarantees set forth in this Indenture may be prosecuted and enforced by the Trustee without the possession of any of the Notes or Guarantees or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 6.06. APPLICATION OF MONEY COLLECTED.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto.

SECTION 6.07. LIMITATION ON SUITS.

No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Guarantees, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of at least a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. For the protection and enforcement of the provisions of this Section 6.07, each and every Holder of Notes and the Trustee shall be entitled to such relief as can be given at law or in equity.

SECTION 6.08. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 2.04 and Section 2.12) interest on such Note on the respective Stated Maturity or Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and interest thereon, and such right shall not be impaired without the consent of such Holder.

SECTION 6.09. RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.10. RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise expressly provided elsewhere in this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11. DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12. CONTROL BY HOLDERS.

The Holders of at least a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Trust Officer or Trust Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders of Notes not joining in any such direction; and

(c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.13. WAIVER OF PAST DEFAULTS.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, may, on behalf of the Holders of all the Notes, waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of Default:

(a) in the payment of the principal of (or premium, if any) or interest on any Note, or

(b) in respect of a covenant or provision hereof which, pursuant to Article IX, cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default or Event of Default shall cease to exist, and such Default or Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Notes under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.14. UNDERTAKING FOR COSTS.

All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section 6.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder of a Note for the enforcement of the payment of the principal of (or premium, if any) or interest on such Note on or after the respective Stated Maturity or Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

SECTION 6.15. WAIVER OF STAY OR EXTENSION LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

SECTION 7.01. CERTAIN DUTIES AND RESPONSIBILITIES.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b) In case an Event of Default has occurred and is continuing, the Trustee shall, with respect to the Notes, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this subsection shall not be construed to limit the effect of subsection (a) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Notes in good faith in accordance with the direction of the Holders of at least a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02. NOTICE OF DEFAULTS.

Within 90 days after the occurrence of any Default hereunder with respect to the Notes, the Trustee shall give notice to all Holders of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Trust Officers in good faith determine that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any Default of the character specified in Section 6.01(4) with respect to the Notes no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Notice given pursuant to this Section 7.02 shall be transmitted by mail:

(a) to all registered Holders, as the names and addresses of the registered Holders appear in the Note Register; and

(b) to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) of this Indenture.

SECTION 7.03. CERTAIN RIGHTS OF TRUSTEE.

Except as otherwise provided in Section 7.01:

(a) the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder;

(g) the Trustee shall not be deemed to have notice of any Default or Event of Default except, (i) any Event of Default under Section 6.01(1) or (8) or (ii) any Default or Event of Default of which the Trustee shall have actually received written notice in accordance with Section 11.02 that references this Indenture and the Notes, or of which a Trust Officer shall have obtained actual knowledge;

(h) the Trustee shall not be liable for interest on any money received by it except as the Trustee may otherwise agree in writing with the Company;

(i) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

(j) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 7.04. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Guarantees or the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds thereof.

SECTION 7.05. MAY HOLD NOTES.

The Trustee, any Paying Agent, the Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.08 and 7.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

SECTION 7.06. MONEY HELD IN TRUST.

Money in any currency held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 7.07. COMPENSATION AND REIMBURSEMENT.

The Company agrees:

(a) to pay to the Trustee from time to time reasonable compensation in Dollars for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify in Dollars the Trustee, the Paying Agent, the Authenticating Agent and their respective predecessors for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section 7.07, the Trustee shall have a claim prior to the Notes, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of amounts due on the Notes.

The obligations of the Company under this Section 7.07 to compensate and indemnify the Trustee and the other indemnified parties for expenses, disbursements and advances shall constitute additional Indebtedness under this Indenture and shall survive the satisfaction and discharge of this Indenture.

SECTION 7.08. QUALIFICATION; CONFLICTING INTERESTS.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2), and (5). If the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign. The Trustee shall be subject to TIA § 310(b).

SECTION 7.09. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company shall serve as Trustee upon any Notes.

SECTION 7.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11.

(b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(c) The Trustee may be removed at any time with respect to the Notes and a successor Trustee appointed by Act of the Holders of at least a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 7.08 with respect to the Notes after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(2) the Trustee shall cease to be eligible under Section 7.09 with respect to the Notes and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to the Notes, or (ii) subject to Section 6.14, any Holder who has been a bona fide Holder of such Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes and shall comply with the applicable requirements of Section 7.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of at least a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and, to that extent, supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of such a Note for at least six months may, subject to Section 6.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes in the manner and to the extent provided in Section 11.02 to the Holders. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

SECTION 7.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

(a) In the case of an appointment hereunder of a successor Trustee with respect to all Notes, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 7.07.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Notes, the Company, the retiring Trustee and each successor Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes; and upon the execution and delivery of any such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes, but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) and (b) of this Section 7.11, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 7.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by mer-

ger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

SECTION 7.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.14. APPOINTMENT OF AUTHENTICATING AGENT.

As long as any Notes remain Outstanding, upon a Company Request, there shall be an authenticating agent (the “Authenticating Agent”) appointed, for such period as the Company shall elect, by the Trustee to act as its agent on its behalf and subject to its direction in connection with the authentication and delivery of the Notes. Notes authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or to the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of such Trustee by such Authenticating Agent, except that only the Trustee may authenticate Notes upon original issuance and pursuant to Section 2.07 hereof. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for purposes of this Section 7.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 7.14.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to the Notes for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the applicable Trustee and to the Company.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14 with respect to the Notes, the Trustee shall, upon Company Request, appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of Notes in the manner and to the extent provided in Section 11.02. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. The Trustee agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services and the Trustee shall be entitled to be reimbursed for such payment, subject to the provisions of Section 7.07. The Authenticating Agent for the Notes shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

If an appointment is made pursuant to this Section 7.14, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within mentioned Indenture.

U.S. Bank National Association, As Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

SECTION 7.15. INTENTIONALLY OMITTED.

SECTION 7.16. REPORTS BY TRUSTEE.

(a) Within 60 days after May 15 of each year, commencing May 15, 2016, the Trustee shall, to the extent required by the TIA, transmit to all Holders of Notes, in the manner hereinafter provided in this Section 7.16, a brief report dated such date with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

(1) any change to its eligibility under Section 7.09 and its qualifications under Section 7.08;

(2) the creation or any material change to a relationship specified in Section 310(b)(1)-(10) of the TIA;

(3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Outstanding Notes on the date of such report;

(4) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or any other obligor on the Notes) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 7.13;

(5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

(6) any additional issue of Notes which the Trustee has not previously reported; and

(7) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Notes, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 7.02.

(b) The Trustee shall transmit by mail to all Holders of Notes, as hereinafter provided, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to subsection (a) of this Section 7.16 (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Outstanding Notes at such time, such report to be transmitted within 90 days after such time.

(c) Reports pursuant to this Section 7.16 shall be transmitted by mail:

(1) to all Holders, as the names and addresses of such Holders appear in the Register; and

(2) except in the cases of reports pursuant to subsection (b) of this Section 7.16, to each Holder of a Note whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 2.05.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the Commission and also with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. SATISFACTION AND DISCHARGE OF INDENTURE.

This Indenture, with respect to the Notes, shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of such Notes, as expressly provided for herein) as to all outstanding Notes, when either:

(a)	all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company as provided in this Indenture) have been delivered to the Registrar for cancellation, and

(1) the Company has paid all sums payable under this Indenture by the Company with respect to all Notes, and

(2) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture with respect to all Notes have been complied with; or

(b)	the Company shall have given notice of redemption of all of the Notes, all of the Notes shall have otherwise become due and payable or all of the Notes will become due and payable, or may be called for redemption, within one year, and

(i)	the Company has irrevocably deposited or caused to be deposited with the Trustee or another trustee funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of or default under any other instrument to which the Company is a party or by which it is bound;

(iii)	the Company has paid all other sums payable under this Indenture; and

(iv)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture with respect to all Notes relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations of the Company to the Trustee under Section 7.07, the obligations of the Trustee to any Authenticating Agent under Section 7.14, the obligations of the Company under Section 4.01, and, if money shall have been deposited with the Trustee pursuant to clause (b) of this Section 8.01, the obligations of the Trustee under Section 8.02 shall survive.

SECTION 8.02. APPLICATION OF TRUST MONEY.

All money deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

SECTION 8.03. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.04 or 8.05 applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.04. LEGAL DEFEASANCE AND DISCHARGE.

Upon the Company’s exercise under Section 8.03 of the option applicable to this Section 8.04 with respect the Notes, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.06, be deemed to have been discharged from its obligations with respect to all Outstanding Notes (and all obligations of any Guarantors with respect to any Guarantees shall be discharged) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.07 and to have satisfied all its other obligations under such Outstanding Notes and any supplemental indenture relating thereto (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to in Section 8.06, (b) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith and (d) the provisions of this Article VIII with respect to Legal Defeasance. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.04 notwithstanding the prior exercise of its option under Section 8.05.

SECTION 8.05. COVENANT DEFEASANCE.

Upon the Company’s exercise under Section 8.03 of the option applicable to this Section 8.05, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.06, be released from its obligations under the covenants contained in Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15 and 5.01 with respect to the Outstanding Notes on and after the date the conditions set forth in Section 8.06 are satisfied (hereinafter, “Covenant Defeasance”), and the Events of Default set forth in Sections 6.01(2), 6.01(3), 6.01(5), and 6.01(6) of Indenture shall cease to apply, in each case, on and after the date the conditions set forth in Section 8.06 have been satisfied, and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder (it being understood that it is intended that such Notes shall not be deemed outstanding for accounting purposes) and the other terms of Covenant Defeasance specified in Section 8.06 shall apply to the Notes. For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condi-

tion or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default (other than Sections 6.01(1), 6.01(8), 6.01(9), and 6.01(10)) under Section 6.01 or the terms of any supplemental indenture, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.06. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

The following shall be the conditions to the application of either Section 8.04 or 8.05 to the Outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount at maturity of, premium and interest on the Outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b) in the case of an election under Section 8.04, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the applicable issue date with respect to such Notes, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.05, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease such Notes pursuant to this Article VIII concurrently with such incurrence and the grant of a Lien to secure such Indebtedness) or insofar as Section 6.01(9) or 6.01(10) is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any supplemental indenture relating to such Notes (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of the preference provisions of Section 547 of the United States Federal Bankruptcy Code;

(g) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(h) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(i) the Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Notes not therefor delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.07.	DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

All cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.07, the “Trustee”) pursuant to Section 8.06 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.06 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.06 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.06(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.08. REPAYMENT TO COMPANY.

Any cash or U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to the Company.

SECTION 8.09. REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.04 or 8.05, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 or 8.05 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.04 or 8.05, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

SECTION 8.10. SURVIVAL.

The Trustee’s rights under this Article VIII shall survive termination of this Indenture or the resignation of the Trustee.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to cure any ambiguity, defect or inconsistency; or

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

(3) to provide for the assumption of the Company’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; or

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder; or

(5) to add any Person as a Guarantor; or

(6) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

(7) to remove a Guarantor which, in accordance with the terms of this Indenture, ceases to be liable in respect of its Guarantee; or

(8) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; or

(9) to secure all of the Notes; or

(10) to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor; or

(11) to conform this Indenture to the “Description of the Notes” contained in the Offering Memorandum.

SECTION 9.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

(a) With respect to the Notes, subject to Sections 6.08 and 9.02(b), this Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of a majority in principal amount of Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) and, subject to Sections 6.08 and 9.02(b), any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes).

(b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, including the waiver of Defaults or Events of Default, or to a rescission and cancellation of a declaration of acceleration of Notes;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on the Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of the Notes, or change the date on which the Notes may be subject to redemption, or reduce the redemption price therefor;

(4) make the Notes payable in money other than that stated in the Notes;

(5) make any change in the provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on the Notes on or after the due date thereof or to bring suit to enforce such payment;

(6) waive a default in the payment of principal of or interest on the Notes; provided that this clause (6) shall not limit the right of the Holders of a majority in aggregate principal amount of the Outstanding Notes to rescind and cancel a declaration of acceleration of the Notes following delivery of an acceleration notice as described under Section 6.02;

(7) contractually subordinate the Notes (or any related Guarantees) to any other Indebtedness;

(8) modify any of the provisions of Section 9.02 or Section 6.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of Outstanding Notes affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 9.02; or the deletion of this proviso, in accordance with the requirements of Section 7.11.

(9) change the price payable by the Company for Notes repurchased pursuant to Sections 4.10 and 4.13 or after the occurrence of a Change of Control, modify or change in any material respect the obligation of the Company to make and consummate a Change of Control Offer or modify any of the provisions or definitions with respect thereto; or

(10) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or this Indenture, except as permitted by this Indenture;

(c) It shall not be necessary for any act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof

SECTION 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise in a material way.

SECTION 9.04. EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05. CONFORMITY WITH TRUST INDENTURE ACT.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

SECTION 9.06. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article and affected thereby may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 9.07. NOTICE OF SUPPLEMENTAL INDENTURE.

Promptly after the execution by the Company and the appropriate Trustee of any supplemental indenture pursuant to Section 9.02, the Company shall transmit to all Holders of the Notes affected thereby, a notice setting forth in general terms the substance of such supplemental indenture

ARTICLE X

NOTE GUARANTEES

SECTION 10.01. UNCONDITIONAL GUARANTEE.

(a) Notwithstanding any provision of this Article to the contrary, the provisions of this Article shall be applicable only to, and inure solely to the benefit of, the Notes and any Additional Notes issued in accordance with Section 2.14.

(b) For value received, each of the Guarantors hereby, jointly and severally, fully, unconditionally and absolutely Guarantees to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under this Indenture and the Notes by the Company, when and as such principal, premium, if any, and interest shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and this Indenture, subject to the limitations set forth in Section 10.03.

(c) The Guarantee hereunder is intended to be a general, unsecured, senior obligation of each of the Guarantors and will rank pari passu in right of payment with all unsecured debt of such Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee. Each of the Guarantors hereby agrees that its obligations hereunder are guarantees of payment and not of collection and shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Notes, the Guarantee (including the Guarantee of any other Guarantor) or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the Guarantors. Each of the Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Notes, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.07, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce the Guarantee without first proceeding against the Company or any other Guarantor.

(d) The obligations of each of the Guarantors under this Article shall be as aforesaid full, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (A) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or any of the Guarantors contained in the Notes or this Indenture, (B) any impairment, modification, release or limitation of the liability of the Company, any of the Guarantors or either of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable bankruptcy law, or other statute or from the decision of any court, (C) the assertion or exercise by the Company, any of the Guarantors or the Trustee of any rights or remedies under the Notes or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (D) the assignment or the purported assignment of any property as security for the Notes, including all or any part of the rights of the Company or any of the Guarantors under this Indenture, (E) the extension of the time for payment by the Company or any of the Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Notes or this Indenture or of the time for performance by the Company or any of the Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (F) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any of the Guarantors set forth in this Indenture, (G) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any of the Guarantors or any of their respective assets, or the disaffirmance of the Notes, the Guarantee or this Indenture in any such proceeding, (H) the release or discharge of the Company or any of the Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (I) the unenforceability of the Notes, the Guarantee or this Indenture or (J) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Guarantee) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(e) Each of the Guarantors hereby (A) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or any of the Guarantors, and all demands whatsoever, (B) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it and (C) covenants that the Guarantee will not be discharged except by complete performance of the Guarantee. Each of the Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to the Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the Guarantors, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(f) Each of the Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture, provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Notes and the Guarantee shall have been paid in full or discharged.

SECTION 10.02. EXECUTION AND DELIVERY OF GUARANTEE.

(a) To further evidence the Guarantee set forth in Section 10.01, each of the Guarantors hereby agrees that a notation relating to such Guarantee, as set forth in Exhibit E, shall be endorsed on each Note entitled to the benefits of the Guarantee authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an officer of such Guarantor, or in the case of a Guarantor that is a limited partnership, an officer of the general partner of each Guarantor. Each of the Guarantors hereby agrees that the Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation relating to the Guarantee. If any officer of the Guarantor, or in the case of a Guarantor that is a limited partnership, any officer of the general partner of the Guarantor, whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, the Guarantee of such Note shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

(b) The Trustee hereby accepts the trusts in this Indenture upon the terms and conditions herein set forth.

SECTION 10.03. LIMITATION ON GUARANTORS’ LIABILITY.

Each Guarantor and by its acceptance hereof each Holder of a Note entitled to the benefits of the Guarantee hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Federal or state law. To effectuate the foregoing intention, the Holders of a Note entitled to the benefits of the Guarantee and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law.

SECTION 10.04. RELEASE OF GUARANTORS FROM GUARANTEE.

(a) The Guarantee of a Guarantor will be released:

(1) upon any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), in accordance with this Indenture, to any Person other than the Company or any Restricted Subsidiary;

(2) if such Guarantor merges with and into the Company, with the Company surviving such merger;

(3) if the Company exercises its Legal Defeasance option or Covenant Defeasance option pursuant to Section 8.03 or if the obligations under this Indenture are discharged in accordance with Section 8.01;

(4) if such Guarantor is designated an Unrestricted Subsidiary in accordance with this Indenture or otherwise ceases to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by this Indenture;

(5) if such Guarantor ceases to be a Restricted Subsidiary and such Guarantor is not otherwise required to provide a Subsidiary Guarantee of the Notes pursuant to Section 4.15;

(6) at the election of the Company following such Guarantor’s release as a guarantor under the Credit Agreement and the 2020 Notes, except a release by or as a result of the repayment of the Credit Agreement or the 2020 Notes; or

(7) if a Domestic Restricted Subsidiary required to become a Guarantor following the Issue Date by virtue of the provisions of Section 4.15 thereafter ceases to Guarantee or be a primary obligor with respect to (as applicable) the underlying obligation (other than the Credit Agreement or the 2020 Notes) initially giving rise to the creation of such Guarantee.

(b) The Trustee shall deliver an appropriate instrument evidencing any release of a Guarantor from the Guarantee upon receipt of a written request of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel that the Guarantor is entitled to such release in accordance with the provisions of this Indenture. Any Guarantor not so released remains liable for the full amount of principal of (and premium, if any, on) and interest on the Notes entitled to the benefits of such Guarantee as provided in this Indenture, subject to the limitations of Section 10.03.

SECTION 10.05. GUARANTOR CONTRIBUTION.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee, such Guarantor shall be entitled to a contribution from each other Guarantor (if any) in a pro rata amount based on the net assets of each Guarantor (including the Funding Guarantor) as of the most recently completed fiscal quarter of such Guarantor, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’ obligations with respect to the Notes or any other Guarantor’s obligations with respect to its Guarantee.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 11.02. NOTICES.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or electronic transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

if to the Company:

The Scotts Miracle-Gro Company

14111 Scottslawn Road

Marysville, Ohio 43041

Attention:    Ivan C. Smith, Executive Vice President, General Counsel,

                     Corporate Secretary and Chief Compliance Officer

Facsimile No.: (937) 578-5078

With a copy to:

Vorys, Sater, Seymour and Pease LLP

52 E. Gay Street

Columbus, Ohio 43215

Facsimile: (614) 719-5186

Attention:  Adam K. Brandt, Esq.

                    Adam L. Miller, Esq.

if to the Trustee:

U.S. Bank National Association

10 West Broad Street, 12th Floor

Columbus, Ohio 43215

Attention: Katherine Esber

Facsimile No.: (614) 232-8109

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the security register for the Notes. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. INTENTIONALLY OMITTED.

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE, PAYING AGENTS.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. BUSINESS DAYS.

Unless otherwise specified pursuant to this Indenture or in any Note, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of the Notes shall not be a Business Day at any Place of Payment for such Notes, then (notwithstanding any other provision of this Indenture or of such Notes) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

SECTION 11.08. GOVERNING LAW.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.09. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, any Guarantor or the Trustee, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.10. NOTE PURCHASES BY COMPANY AND AFFILIATES.

The Company and its Affiliates shall be permitted to purchase Notes, whether through private purchase, open market purchase, tender offer, or otherwise. Such purchase or acquisition shall not operate as or be deemed for any purpose to be a redemption of the Indebtedness represented by such Notes. Any Notes purchased or acquired by the Company may be delivered to the Trustee and, upon such delivery the Indebtedness represented thereby shall be deemed to be satisfied. The proviso to the definition of “Outstanding Notes” shall be applicable to any Notes acquired by the Company and its Affiliates.

SECTION 11.11. NO SECURITY INTEREST CREATED.

Nothing in this Indenture or in the Notes, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

SECTION 11.12. SUCCESSORS.

All agreements of the Company and each Guarantor in this Indenture and the Notes (including the Note Guarantee endorsements thereon) shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.13. MULTIPLE ORIGINALS.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.14. TABLE OF CONTENTS; HEADINGS.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.15. SEVERABILITY.

In case any one or more of the provisions in this Indenture, in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.16. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.17. FORCE MAJEURE.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered all as of the day and year first above written.

COMPANY: THE SCOTTS MIRACLE-GRO COMPANY

By:	/s/ Thomas Randal Coleman
	Name:	Thomas Randal Coleman
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

EG SYSTEMS, INC.,

GUTWEIN & CO., INC.

HAWTHORNE HYDROPONICS LLC

HYPONEX CORPORATION

MIRACLE-GRO LAWN PRODUCTS, INC.

ROD MCLELLAN COMPANY

SANFORD SCIENTIFIC, INC.

SCOTTS TEMECULA OPERATIONS, LLC

SCOTTS MANUFACTURING COMPANY

SCOTTS PRODUCTS CO.

SCOTTS PROFESSIONAL PRODUCTS CO.

SCOTTS-SIERRA INVESTMENTS LLC

SMG GROWING MEDIA, INC.

SMGM LLC

THE HAWTHORNE GARDENING COMPANY

THE SCOTTS COMPANY LLC

By:	/s/ Mark J. Weaver
	Name:	Mark J. Weaver
	Title:	VP and Treasurer

SLS FRANCHISE SYSTEMS LLC

By:	/s/ Jim Gimeson
	Name:	Jim Gimeson
	Title:	President

S-1

OMS INVESTMENTS, INC. SWISS FARMS PRODUCTS, INC.

By:	/s/ Aimee M. DeLuca
	Name:	Aimee M. DeLuca
	Title:	President & CEO

GENSOURCE, INC.

By:	/s/ Mark J. Weaver
	Name:	Mark J. Weaver
	Title:	Treasurer

HGCI, INC.

By:	/s/ Aimee M. DeLuca
	Name:	Aimee M. DeLuca
	Title:	Vice President

S-2

TRUSTEE: U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Katherine Esber
	Name:	Katherine Esber
	Title:	Vice President

SIGNATURE PAGE TO THE SCOTTS MIRACLE-GRO COMPANY INDENTURE

EXHIBIT A

FORM OF [GLOBAL] NOTE

CUSIP No. [                    ]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SCOTTS MIRACLE-GRO COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THE NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.]1

[1]	Insert for Restricted Global Note.

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.]2

[THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: 14111 SCOTTSLAWN ROAD, MARYSVILLE, OHIO 43041, ATTENTION: CHIEF FINANCIAL OFFICER.]3

[2]	Insert for Temporary Regulation S Global Note.
[3]	Insert for Notes issued with Original Issue Discount.

[FORM OF FACE OF NOTE]

No.	$[ ]

CUSIP No. [                    ]

6.000% Senior Notes due 2023

The Scotts Miracle-Gro Company, an Ohio corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of [            ] Dollars ($[            ]) on October 15, 2023.

Interest Payment Dates: April 15 and October 15, commencing April 15, 2016

Record Dates: April 1 and October 1.

Additional provisions of this Note are set forth on the other side of this Note.

THE SCOTTS MIRACLE-GRO COMPANY

By:
Name:
Title:

Dated: TRUSTEE’S CERTIFICATE OF AUTHENTICATION U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Global Notes referred to in the within mentioned Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

6.000% Senior Note Due 2023

1.	INTEREST

THE SCOTTS MIRACLE-GRO COMPANY, an Ohio corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

The Company shall pay interest (including Additional Interest, if any) semi-annually in arrears on April 15 and October 15 of each year, or if such date is not a Business Day, on the next succeeding Business Day, commencing on April 15, 2016. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 13, 2015, with respect to this Note. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.	METHOD OF PAYMENT

The Company shall pay interest (except defaulted interest but including Additional Interest, if any) on the Notes to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, all payments in respect of this Note (including principal, premium, if any, interest and Additional Interest, if any) must be made by wire transfer of immediately available funds to the accounts specified by the Holder hereof.

3.	PAYING AGENT AND REGISTRAR

Initially, U.S. BANK NATIONAL ASSOCIATION (the “Trustee”) shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to the Holders. The Company or any domestically organized Subsidiary may act as Paying Agent or Registrar.

4.	INDENTURE

The Company issued the Notes under an Indenture dated as of October 13, 2015 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are unsecured senior obligations of the Company. Subject to the conditions set forth in the Indenture, the Company may issue Additional Notes in an unlimited principal amount. This Note is one of the Notes referred to in the Indenture. The Notes include the Initial Notes, the Additional Notes and any Exchange Notes issued in exchange for Additional Notes or Initial Notes pursuant to the Registration Rights Agreement and the Indenture. The Initial Notes, the Additional Notes and the Exchange Notes are treated as a single class of Notes under the Indenture.

5.	OPTIONAL REDEMPTION

Except as set forth below, the Company shall not be entitled to redeem the Notes prior to October 15, 2018.

At any time prior to October 15, 2018, the Company may redeem all or a part of the Notes (which includes Additional Notes, if any), at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after October 15, 2018, the Company shall be entitled at its option to redeem all or a portion of the Notes at the Redemption Prices set forth below (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable Redemption Date (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on October 15 on the years indicated below:

Year	Redemption Price
2018	104.500%
2019	103.000%
2020	101.500%
2021 and thereafter	100.000%

In addition, at any time on or prior to October 15, 2018, the Company shall be entitled at its option on one or more occasions to redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes issued (which includes the Additional Notes, if any) at a Redemption Price of 106.000% of the principal amount, plus accrued and unpaid interest to the Redemption Date, with the Net Cash Proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Notes (which includes the Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held by the Company or its Subsidiaries); and (2) each such redemption occurs within 60 days after the date of the closing of the related Equity Offering

6.	NOTICES OF REDEMPTION

Notices of redemption shall be mailed by first-class mail at least 15 (unless a shorter notice is acceptable to the Trustee) days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Notes are to be redeemed at any time (other than pursuant to paragraph 5 above) the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by the Trustee in the following manner: (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or; (2) if the Notes are not listed, on a pro rata basis subject to adjustment for minimum denomination. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

7.	REPURCHASE AT OPTION OF HOLDER

If a Change of Control occurs, each Holder shall have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described in the Indenture (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption). Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, which notice shall govern the terms of the Change of Control Offer and shall be in compliance with the Indenture. Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice.

8.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 calendar days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

9.	PERSONS DEEMED OWNERS

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company or a domestic Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Subsidiary as trustee thereof, shall thereupon cease.

11.	DISCHARGE AND DEFEASANCE

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Indenture with respect to the Notes if, among other things, the Company deposits with the Trustee funds for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.	AMENDMENT, WAIVER

Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any Holder, the Indenture, the Guarantees or the Notes may be amended to, among other things, cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; or to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder.

13.	DEFAULTS AND REMEDIES

If any Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and the TIA. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

14.	GUARANTEE

The full and punctual payment by the Company of the principal of, premium, if any, and interest on the Notes is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors.

15.	TRUSTEE DEALINGS WITH THE COMPANY

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may make loans to accept deposits from, and perform services for, the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

Any past, present, or future director, officer, employee, incorporator or stockholder, as such, of the Company, any Guarantors or the Trustee shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.	GOVERNING LAW

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.	AUTHENTICATION

This Note and the Subsidiary Guarantee endorsed hereon shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

The Scotts Miracle-Gro Company

14111 Scottslawn Road

Marysville, Ohio 43041

Attention:    Ivan C. Smith, Executive Vice President, General Counsel,

                     Corporate Secretary and Chief Compliance Officer

Facsimile No.: (937) 578-5078

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                  Your Signature:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Sign exactly as your name appears on the other side of this Note.

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to either Section 4.10 or Section 4.13 of the Indenture, as applicable, check the corresponding box:

Section 4.10 ☐	Section 4.13 ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, as applicable, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

U.S. BANK NATIONAL ASSOCIATION

10 West Broad Street

12th Floor

Columbus, OH 43215

Re:	THE SCOTTS MIRACLE-GRO COMPANY (the “Company”)
6.000% Senior Notes due 2023 (the “Notes”).

Reference is hereby made to that certain Indenture dated October 13, 2015 (the “Indenture”), among THE SCOTTS MIRACLE-GRO COMPANY, as Company (the “Company”), the Guarantors (as defined therein) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          (the “Transferor”) owns and proposes to transfer the Note[s] or interests in such Note[s] specified in Annex A hereto, in the principal amount of $                 (the “Transfer”), to                  (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest in a Global Note or a Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest in a Global Note or such Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Definitive Note and in the Indenture and with the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts (as defined in Rule 902 of Regulation S) have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period (as provided in Rule 904 of Regulation S), the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest in a Global Note or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and with the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected to the Company or a subsidiary thereof; or

(b) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture (attached hereto) and (2) if such transfer is in respect of an aggregate principal amount of less than $100,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on IAI Global Note or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in a Global Note or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in a Global Note or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture. This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

(d) ☐ Check if Transfer is Pursuant to Registration Statement. Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

[Insert Name of Transferor]

By:

Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ Rule 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK	ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ Rule 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

U.S. BANK NATIONAL ASSOCIATION

10 West Broad Street

12th Floor

Columbus, OH 43215

Re:	THE SCOTTS MIRACLE-GRO COMPANY (the “Company”)
6.000% Senior Notes due 2023 (the “Notes”).

Reference is hereby made to that certain Indenture dated October 13, 2015 (the “Indenture”) among THE SCOTTS MIRACLE-GRO COMPANY, as Company (the “Company”), the Initial Guarantors (as defined therein) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          (the “Owner”) owns and proposes to exchange the Notes or beneficial interests in the Notes specified herein, in the principal amount of $                 (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the conditions for issuance of Definitive Securities under the Indenture have been satisfied.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any relevant State of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive

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Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any relevant State of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act. The conditions for issuance of Definitive Securities under the Indenture have been satisfied.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] ☐ Rule 144A Global Note (only if the Owner is a QIB) or ☐ Regulation S Global Note (only if the Owner is Non-U.S. Person) with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any relevant State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING

INSTITUTIONAL ACCREDITED INVESTOR

U.S. BANK NATIONAL ASSOCIATION

10 West Broad Street

12th Floor

Columbus, OH 43215

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $             principal amount of the 6.000% Senior Notes due 2023 (the “Notes”) of The Scotts Miracle-Gro Company (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), an “Institutional Accredited Investor”), and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A)(i) in the United States, to a person who the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a Qualified Institutional Buyer meeting the requirements of Rule 144A, (ii) outside the United States, in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, (iii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iv) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act) that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act, or (v) in accordance with another exemption from the registration requirements of the Securities Act, provided that the Company shall have the right prior to any such offer, resale, assignment, pledge or transfer pursuant to clause (v) above to require the delivery of an Opinion (in form and substance satisfactory to the Company) of Counsel satisfactory to the Company, certification and/or other information satisfactory to the Company, (B) to the Company, or (C) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and we further agree that we will, and each subsequent Holder is required to notify any purchaser from it of the security evidenced hereby of the resale restrictions set forth in (A) above.

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3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Owner]

By:
Name:
Title:

Dated:	,

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EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in and subject to the provisions in the Indenture, dated as of October 13, 2015 (the “Indenture”), among The Scotts Miracle-Gro Company, as issuer (the “Company”), the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee (the “Trustee”), (a) the full and punctual payment of the principal of and interest on the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound hereunder notwithstanding any extension or renewal of any Guaranteed Obligation.

The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made such provisions for the precise terms of the Guarantee. Each Holder, by accepting the same agrees to and shall be bound by such provisions. This Guarantee is subject to release as and to the extent set forth in Sections 8.01, 8.04 and 10.04 of the Indenture. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[GUARANTOR]

By:
Name:
Title:

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